UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5210 E. Williams Circle, Suite 750 Tucson, Arizona 85711

(866) 331-5324

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 11, 2019, the Board of Directors (the “Board”) of AudioEye, Inc. (the “Company”) determined that the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) will be held on May 10, 2019. The exact time and location of the 2019 Annual Meeting will be specified in the Company’s proxy statement for the 2019 Annual Meeting.

Stockholders of the Company who intend to submit proposals for consideration at the 2019 Annual Meeting, including any proposal intended to be included in the Company’s proxy statement for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit notice of such proposal no later than on March 1, 2019 to the Company’s principal executive offices at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, Attention: Corporate Secretary. In order to be eligible for inclusion in the proxy materials for the 2019 Annual Meeting, a proposal must comply with the rules and regulations of the Securities and Exchange Commission and any applicable requirements of Delaware law. The March 1, 2019 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2019	By:	/s/ Todd Bankofier
Todd Bankofier
Chief Executive Officer